POWER OF ATTORNEY



	Kevin J. Mulvaney, whose signature appears below, does hereby constitute and appoint Martin E. Lybecker and James R. Burns, each individually, his true and lawful attorneys and agents, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, each individually, may deem necessary or advisable or which may be required to enable Access Capital Strategies Community Investment
Fund, Inc. (the "Fund"), to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, ("Acts"), and any rules, regulations or requirements of the
Securities and Exchange Commission in respect thereof and any state filings, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Fund any and all such documents filed with the
Securities and Exchange Commission under said Acts, and any and all such documents filed with the state authorities, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.



Date:  December 21, 2004	/s/ Kevin J. Mulvaney